Exhibit 99.1

Freescale Semiconductor Announces First Quarter 2009 Results

AUSTIN, Texas--(BUSINESS WIRE)--April 22, 2009--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the first quarter ended April 3, 2009.

Highlights for the first quarter include:

  Net sales of $840 million for the first quarter;
  Trailing twelve month Adjusted EBITDA of $1.03 billion;
  Cash, cash equivalents and short-term investments of $1.42 billion at April 3, 2009.

Net Sales

Net sales for the first quarter of 2009 were $840 million, compared to $1.41 billion in the first quarter of 2008 and $940 million in the fourth quarter of 2008.

"Even though our first quarter results were impacted by continued economic and market challenges, we made significant progress on our restructuring initiatives and improvements to our capital structure,” said Rich Beyer, chairman and CEO. “Our plan to reduce our annual operating costs by $600 million is on track, and we reduced our long-term debt by approximately $1.9 billion through the debt exchange.”

Operating Results

Net sales for the first quarter of 2009 declined 11 percent from the fourth quarter of 2008 and 40 percent compared to the same period last year. During 2008, the company announced that it was exploring strategic options for its cellular handset business and that it had ended its previous contractual supply agreement with Motorola. Excluding sales in its cellular products group, revenues for the company’s remaining businesses declined 15 percent from the fourth quarter of 2008 and 31 percent compared to the first quarter of 2008.

The reported loss from operations for the three months ended April 3, 2009 was $351 million, compared to a loss of $152 million in the first quarter of 2008. The adjusted operating loss (defined in Note 1 to the Notes to the Consolidated Financial Information attached to this press release) for the three months ended April 3, 2009 was $140 million compared to earnings of $206 million last year.

Net earnings for the first quarter of 2009 were $1.76 billion. Included in net earnings was a one-time net gain of approximately $2.26 billion as a result of the long-term debt eliminated as part of the debt exchange completed by the company. Upon completion of this transaction, the face amount of the company’s outstanding long-term debt obligations decreased by approximately $1.9 billion and the related expected annual cash interest expense decreased by approximately $140 million.

Adjusted EBITDA (defined in Note 2 to the Notes to the Consolidated Financial Information attached to this press release) for the twelve months ended April 3, 2009 was $1.03 billion.

A description of Adjusted EBITDA and adjusted operating earnings/loss and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the first quarter of 2009 are as follows:

  Microcontroller net sales were $246 million in the first quarter of 2009, compared to $304 million in the fourth quarter of 2008 and $458 million in the first quarter of 2008.
  RF, Analog and Sensor net sales were $184 million in the first quarter of 2009, compared to $232 million in the fourth quarter of 2008 and $259 million in the first quarter of 2008.
  Networking and Multimedia net sales were $228 million in the first quarter of 2009, compared to $273 million in the fourth quarter of 2008 and $269 million in the first quarter of 2008.
  Cellular net sales were $95 million in the first quarter of 2009, compared to $64 million in the fourth quarter of 2008 and $318 million in the first quarter of 2008.
  Other net sales were $87 million in the first quarter of 2009 compared to $67 million in the fourth quarter of 2008 and $101 million in the first quarter of 2008.

Business Restructuring

The company recently initiated actions to complete the exit of the cellular handset business. These actions encompass employment reductions with certain severance and other exit costs. We anticipate completing these actions by December 31, 2009. Implementation of this plan and any specific employment actions are subject to satisfaction of legal requirements, including prior consultation on the plan with work councils in some of the countries in which we operate. Severance related charges for these actions are estimated to be approximately $70 million.

As previously reported, the Company is implementing a series of restructuring actions to streamline its cost structure, reduce its breakeven and re-direct some research and development investments into growth markets. Total severance and related cash requirements associated with these actions, inclusive of the costs associated with completing the exit of the cellular handset business detailed above, total approximately $270 million with corresponding annualized savings of approximately $700 million realized by 2010.

Future Manufacturing Roadmap

In order to remain competitive and maintain an efficient manufacturing footprint, the company announced today that it is initiating a series of actions to eliminate its 150mm manufacturing capability. These actions will result in the closure of the company’s Sendai, Japan fabrication facility. In addition, the company has initiated a formal consultation with employees at its Toulouse, France facility. The proposal to close the facility will be evaluated through Freescale’s Toulouse Work Council. These actions are expected to be completed by the end of 2011 with severance costs anticipated at approximately $200 million with ongoing annual cost savings of approximately $100 million upon completion.

Financial Position

Cash, cash equivalents and short-term investments were $1.42 billion on April 3, 2009, compared to $1.39 billion on December 31, 2008.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time on April 22, 2009. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. Freescale is one of the world's largest semiconductor companies with 2008 sales of $5.2 billion (USD). www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2009.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	April 3,	December 31,	March 28,
	2009	2008	2008

Net sales	$840	$940	$1,405
Cost of sales	664	680	813
Gross margin	176	260	592
Selling, general and administrative	137	166	166
Research and development	244	276	278
Amortization expense for acquired intangible assets	122	225	272
Reorganization of businesses, contract settlement and other	24	141	26
Impairment of goodwill and intangible assets	-	3,613	-
Merger expenses	-	4	2
Operating loss	(351)	(4,165)	(152)

Gain on extinguishment of long-term debt	2,264	63	6
Other expense, net	(168)	(208)	(196)
Income (loss) before income taxes	1,745	(4,310)	(342)
Income tax benefit	(11)	(281)	(97)
Net income (loss)	$1,756	$(4,029)	$(245)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
(in millions)	April 3,	December 31,	March 28,
	2009	2008	2008

Adjusted gross margin	$237	$320	$645
Incremental depreciation and amortization expense	61	60	53
Gross margin	$176	$260	$592

Adjusted operating earnings (loss)	$(140)	$(116)	$206
Incremental depreciation and amortization expense	65	65	58
Amortization expense for acquired intangible assets	122	225	272
Reorganization of businesses, contract settlement, and other	24	141	26
Impairment of goodwill and intangible assets	-	3,613	-
Merger expenses and other	-	5	2
Operating loss	$(351)	$(4,165)	$(152)

EBITDA excluding the effects of purchase accounting and other items	$(21)	$17	$351
Reorganization of businesses, contract settlement, and other	24	141	26
Gain on extinguishment of long-term debt	(2,264)	(63)	(6)
Impairment of goodwill and intangible assets	-	3,613	-
Fair value adjustment on interest rate swaps	(1)	26	25
Merger expenses and other	-	5	2
EBITDA	$2,220	$(3,705)	$304

Note 1: Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, reorganization of businesses, contract settlement, and other charges, impairment of goodwill and intangible assets, and merger expenses. Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP). Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin or operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	April 3,	December 31,	March 28,
	2009	2008	2008

Microcontroller (a)	$246	$304	$458
Cellular (b)	95	64	318
Networking and Multimedia (c)	228	273	269
RF, Analog and Sensors (d)	184	232	259
Other (e)	87	67	101
	$840	$940	$1,405

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Twelve months ended April 3, 2009

Net income (loss)	$(5,938)
Interest expense, net	687
Income tax benefit	(457)
Depreciation and amortization*	1,670
EBITDA	$(4,038)
Non-cash stock-based employee compensation (1)	61
Other non-cash charges (2)	7,072
Non-recurring/one-time items (3)	(2,345)
Cost savings (4)	200
Other defined terms (5)	75
Adjusted EBITDA	$1,025

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, impairments of intangible assets and other non-cash items.

(3) Reflects non-cash gain on debt extinguishment, one-time Merger expenses, and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2: Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facility and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facility We believe that the presentation of Adjusted EBITDA for the twelve months ended April 3, 2009 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The definition of Adjusted EBITDA in the indentures and the Credit Facility allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	April 3,	December 31,	March 28,
	2009	2008	2008
ASSETS
Cash and cash equivalents	$939	$900	$385
Short-term investments	483	494	865
Accounts receivable, net	383	394	680
Inventory	697	755	732
Other current assets	425	452	561
Total current assets	2,927	2,995	3,223

Property, plant and equipment, net	1,765	1,931	2,441
Goodwill	-	-	5,345
Intangible assets, net	1,146	1,264	3,650
Other assets, net	438	461	538
Total assets	$6,276	$6,651	$15,197

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of long-term debt and capital lease obligations	$142	$163	$98
Accounts payable	282	246	422
Accrued liabilities and other	570	595	927
Total current liabilities	994	1,004	1,447

Long-term debt	7,496	9,610	9,349
Deferred tax liabilities	378	376	1,002
Other liabilities	328	353	410

Stockholder's equity (deficit)	(2,920)	(4,692)	2,989
Total liabilities and stockholder's equity (deficit)	$6,276	$6,651	$15,197

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three months ended
(in millions)	April 3,	December 31,	March 28,
	2009	2008	2008

Free cash flow	$(108)	$(358)	$520
Proceeds from sales of strategic investments and businesses	-	-	(12)
Capital expenditures	15	27	85
Proceeds from sales of property, plant, and equipment and assets held for sale	(1)	(6)	(141)
Payments for other assets	14	11	22
Payments for Acquisition	-	27	-
Cash flow provided by operations	$(80)	$(299)	$474

Free cash flow is a non-GAAP financial measure which we define as cash flow provided by operations less capital expenditures and other investing activities. The most directly comparable GAAP measure is cash flow provided by operations. We use free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions. We believe free cash flow is a useful measure because it reflects the performance of overall operations more accurately than cash flow provided by operations and because it provides investors with the same results that we used as the basis for making decisions about the business. Free cash flow is not an indicator of residual cash available for discretionary spending because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow. We take these limitations into account when using free cash flow to make investing and financing decisions.

CONTACT:
Freescale Semiconductor
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Robert Hatley, 512-996-5134
robert.hatley@freescale.com